Exhibit 10.1

ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This Eleventh Amendment to Credit Agreement (this “Amendment”) is entered into between Texas Capital Bank, N.A., a national banking association, as Administrative Agent, the lenders party to the Credit Agreement; and Lynden USA Inc., a Utah corporation, as borrower, and is dated November 25, 2014. Terms defined in the Credit Agreement between the Administrative Agent, such lenders and such borrower dated August 29, 2011 (as amended, the “Credit Agreement”), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

R E C I T A L S:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement and increase the Borrowing Base; and

WHEREAS, the Lenders are willing to amend the Credit Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

“Eleventh Amendment to Credit Agreement” means the Eleventh Amendment to Credit Agreement dated November 25, 2014 between Administrative Agent, the Lenders and the Borrower, amending the Credit Agreement.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

2. The following definition located in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” means the amount most recently determined and designated by the Administrative Agent as the Borrowing Base in accordance with Section 2.8.1, but in no event in excess of the Aggregate Commitment, as such Borrowing Base is reduced in accordance with Section 2.8.2 or other provisions hereof. The Borrowing Base under Section 2.8.1 is deemed to be $40,000,000 as of the date of the Eleventh Amendment to Credit Agreement.

3. For time periods after September 30, 2014, and for purposes of all financial statements required to be delivered under the Credit Agreement for fiscal quarters or years ending on or after December 31, 2014, all references to “IFRS” in the Credit Agreement (other than the definition of such term and except for references contained in Section 1.2) are hereby amended to instead refer to GAAP.

4. Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“1.2. Accounting Terms and Determinations; Changes in Accounting.

1.2.1. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with IFRS, with respect to periods and for financial statements covering periods ending on or before September 30, 2014, or in accordance with GAAP, with respect to periods and for financial statements covering periods ending on or after December 31, 2014, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which the Borrower shall have promptly notified the Administrative Agent on becoming aware thereof, and except for inconsistencies in the accounting methods used in the financial statements for periods ending on or prior to September 30, 2014 compared to the financial statements for periods ending on or after December 31, 2014 due to the Parent’s change from use of IFRS to GAAP) with the most recent financial statements of the Borrower delivered to the Administrative Agent. All other provisions in this Agreement which require financial reporting on a consistent basis shall be subject to the exceptions set forth in the immediately preceding sentence. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period.

1.2.2. The Borrower will not change its method of accounting, other than immaterial changes in methods, changes from use of IFRS to GAAP commencing with the financial statements for the fiscal quarter ending on December 31, 2014, changes thereafter permitted by GAAP in which the Borrower’s independent public accountants concur and changes required by a change in GAAP, without the prior written consent of the Administrative Agent. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, neither the Borrower nor any of its Subsidiaries will change the manner in which either the last day of its fiscal year or the last day of the first three fiscal quarters of its fiscal years is calculated without the prior written consent of the Required Lenders.”

5. Commitments. The Lenders’ respective Commitments are hereby amended to the amounts set forth opposite their respective signature blocks on their signature page to this Amendment.

6. Fees. The Borrower shall pay to the Administrative Agent upon execution of this Amendment,

(a) a facility fee in the amount of $80,000 pursuant to Section 2.6.3 of the Credit Agreement.

(b) a processing fee for the Administrative Agent’s sole account in the amount of $2,500 pursuant to Section 2.6.7 of the Credit Agreement.

7. Mortgage and Title.

(i) Within 30 days following the date of this Amendment, the Borrower shall cause to be delivered to the Administrative Agent title information which (a) covers Oil and Gas Properties that are subject to the Mortgages and that when aggregated with Oil and Gas Properties owned by the Borrower for which title has previously been approved, constitute at least 80% of the PW9 Value of the Oil and Gas Properties utilized in determining the Borrowing Base (and if any supplemental Mortgages are necessary to satisfy the foregoing requirement, then the Borrower shall execute and deliver such supplemental Mortgages within five Business Days following a request therefor from the Administrative Agent), and (b) is in form and substance reasonably acceptable to the Administrative Agent; and

(ii) Contemporaneously with the execution and delivery of this Amendment, the Borrower shall execute and deliver or cause the appropriate Person to execute and deliver such certificates, mortgages, amendments to mortgages and other security instruments as the Administrative Agent may reasonably request to ensure that the Administrative Agent has a first and prior Lien on Oil and Gas Properties that represent at least 80% of the PW9 Value of the Oil and Gas Properties utilized in determining the Borrowing Base.

8. Benefit of Conditions. All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Administrative Agent and the Lenders, and no Person other than the Administrative Agent and the Lenders may rely thereon or insist on compliance therewith.

9. Ratification. The Borrower hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lenders created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.

10. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms and (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

11. Conditions to Effectiveness. This Amendment shall be effective upon the execution by all parties of this Amendment and the receipt thereof by the Administrative Agent; provided, however, that the increases in the Borrowing Base and the Lenders’ Commitments contemplated by paragraphs 2 and 5 shall not become effective until the Administrative Agent has additionally received such mortgages and amendments to mortgage as may be reasonably requested by the Administrative Agent to satisfy the requirements of paragraph 7(ii).

12. RELEASE OF CLAIMS. The Borrower for itself, its successors and assigns and all those at interest therewith, including, without limitation, each Guarantor, (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, the Lenders and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Note or the other Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Lenders under the Loan Documents and the rights of the Borrower to its funds on deposit with the Lenders shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.

14. Effect. This Amendment is one of the Loan Documents. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect, and the Borrower hereby ratifies the terms of the Credit Agreement (as amended hereby), including, without limitation, the provisions of Section 9.7 and Section 9.8 thereof.

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ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:

LYNDEN USA INC.

By:	/s/ Colin Watt
Name:	Colin Watt
Title:	President

The Guarantor acknowledges and approves the foregoing Amendment, confirms that its Guaranty is in full force and effect and agrees to the release of claims in paragraph 12 of the foregoing Amendment.

GUARANTOR:

LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Name:	Colin Watt
Print:	President and Chief Executive Officer

[Signature pages continue]

Signature Page – Eleventh Amendment to Lynden Credit Agreement

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, N.A.

	By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President

COMMITMENT
LENDERS:

$28,000,000.00	TEXAS CAPITAL BANK, N.A.

	By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President

$12,000,000.00	HAPPY STATE BANK

	By:	/s/ Ryan Monroe
	Name:	Ryan Monroe
	Title:	Senior Vice President

Signature Page – Eleventh Amendment to Lynden Credit Agreement